Delek Logistics Partners, LP Reports Second Quarter 2013 Results

BRENTWOOD, Tenn., August 6, 2013 (BUSINESS WIRE) -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics"), a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure, today announced financial results for the quarter ended June 30, 2013.

For the second quarter 2013, Delek Logistics reported net income of $11.8 million, or $0.47 per diluted limited partner unit. Distributable cash flow of $12.8 million was approximately 18 percent better than the forecast provided in the prospectus filed with the Securities and Exchange Commission on November 1, 2012 (the “Prospectus”).

Distribution Update

On July 26, 2013, Delek Logistics declared a regular cash distribution of approximately $9.7 million, or $0.395 per unit payable on August 13, 2013, which equates to $1.58 per unit on an annualized basis. This represents a 2.6 percent increase from the first quarter 2013 distribution of $0.385 per unit, or $1.54 per unit on an annualized basis, and is 5.3 percent higher than Delek Logistics' minimum quarterly distribution of $0.375 per unit, or $1.50 per unit on an annualized basis.

Uzi Yemin, Chairman and Chief Executive Officer of Delek Logistics' general partner, remarked: “We experienced higher volumes in our Texas marketing operations and from the SALA Gathering System. In addition, our wholesale gross profit also benefited from a higher price of RINs associated with ongoing ethanol blending activity in the west Texas operations. These factors resulted in both EBITDA and distributable cash flow exceeding our expectations during the second quarter 2013. The value of RINs has continued to increase into the third quarter and this should benefit our west Texas operations. In July, we completed our first acquisition of assets from Delek US since the Offering, which is expected to increase annual EBITDA by approximately 21 percent compared to the forecast provided in our Prospectus. In addition, we improved financial flexibility by increasing our credit facility lender commitments to $400 million from $175 million, which will support our ability to deliver both growth and value as we explore opportunities to expand.”

Financial Results

Delek Logistics commenced operations on November 7, 2012 upon the completion of its initial public offering (the “Offering”) and the concurrent contribution of certain assets from its sponsor, Delek US Holdings, Inc. (NYSE: DK) ("Delek US"). For accounting purposes, the results from operations prior to the Offering from the assets and entities that were contributed to Delek Logistics concurrent with the Offering, were attributed to Delek Logistics Partners, LP Predecessor (our “Predecessor”). Therefore, results from operations for the three and six months ended June 30, 2012 show the results of the Predecessor. Because management believes results presented from this prior year period are not directly comparable, this earnings release focuses on results from operations during the second quarter 2013.

Revenues for the second quarter 2013 were $230.1 million and contribution margin was $16.1 million. Total operating expenses of $6.1 million were higher than expected primarily due to outside services and tank maintenance related expenses. General and administrative expenses of $1.1 million were below expectations. For the second quarter 2013, earnings before interest, taxes depreciation and amortization (“EBITDA”) was $15.0 million.

Results from the Wholesale Marketing and Terminalling segment were better than previously forecast in the Prospectus primarily due to higher volumes and the ongoing benefit of ethanol blending activities. During the second quarter, volume under the East Texas Marketing Agreement of 64,973 barrels per day and volume of 19,082 barrels per day in west Texas were both higher than previously forecast in the Prospectus. Demand for refined products remained strong as economic growth in the west Texas area benefited from oil drilling activity. The margin per barrel was $2.20 and included approximately $2.1 million, or $1.23 per barrel, from renewable identification numbers (RINs) related to ongoing ethanol blending activities. A decline in wholesale fuel prices early in the second quarter 2013 reduced the average gross margin per barrel sequentially from the first quarter 2013. However, as fuel prices stabilized, the gross margin per barrel in west Texas improved through the remainder of the second quarter. During the first quarter 2013, wholesale fuel prices increased through that period, benefiting the gross margin per barrel in west Texas.

The Pipeline and Transportation segment's performance during this period primarily benefited from throughput of 22,661 barrels per day in the SALA Gathering System, which exceeded the forecast provided in the Prospectus. As expected the East Texas Crude Logistics System, which supports Delek US's Tyler, TX refinery, was below the minimum volume commitment level due to the reconfiguration of a third party pipeline that commenced service on April 1, 2013 to supply crude to this refinery.

As of June 30, 2013, Delek Logistics had a cash balance of $27.3 million and total debt was $90.0 million. On July 9, 2013 our revolving credit facility was amended to increase lender commitment levels to $400 million from $175 million previously.

Recent Acquisitions

On July 26, 2013, Delek Logistics acquired a tank farm and product terminal from a subsidiary of Delek US for $94.8 million in cash. These assets are expected to contribute approximately $10.5 million of EBITDA (earnings before interest, taxes, depreciation and amortization) annually. The tank farm has an aggregate shell capacity of approximately two million barrels and consists of 96 tanks and ancillary assets. The product terminal had an estimated total throughput of approximately 55,000 barrels per day in 2012 and has an estimated capacity of 72,000 barrels per day. These assets are located adjacent to Delek US's Tyler refinery and will continue to support that operation in the future. In connection with this transaction, among other agreements, an eight year throughput and tankage agreement for the terminal assets, storage tanks and related assets was entered into with the seller.

On July 19, 2013, an affiliate of Delek Logistics purchased an 8-inch diameter pipeline in Smith County, Texas from an affiliate of Enterprise Products Partners L.P. This pipeline connects to Delek Logistics' Big Sandy pipeline. Once the Tyler-Hopewell pipeline is refurbished over a three to four month period at an estimated cost of $1.3 million, Delek US's Tyler refinery will be able to supply refined products to our Big Sandy terminal allowing the terminal to be operational. Expected annual EBITDA from this asset is approximately $700,000. In connection with this transaction, a throughput agreement expiring in November 2017 with Delek US was amended to include this pipeline.

Second Quarter 2013 Results | Conference Call Information

Delek Logistics will hold a conference call to discuss its second quarter 2013 results on August 7, 2013 at 9:00 a.m. Central Time. Investors may listen to the conference call live via webcast at www.DelekLogistics.com by clicking on the Investor Relations tab. Please register at least 15 minutes prior to the call, and install any necessary software. For those who cannot listen to the live webcast, a telephonic replay will be available through November 7, 2013 by dialing (855) 859-2056, passcode 21216298. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.

About Delek Logistic Partners, LP

Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US Holdings, thereby subjecting us to Delek US Holdings' business risks, risks relating to the securities markets generally, the impact of adverse market conditions affecting the business of Delek Logistics, adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements of Delek Logistics. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.

Factors Affecting Comparability

The following tables present financial and operational information for the three months and six months ended June 30, 2013 and 2012. Delek Logistics commenced operations on November 7, 2012 upon successful completion of its initial public offering (the "Offering") and the concurrent contribution of certain assets from its sponsor, Delek US. For accounting purposes, the results from operations prior to November 7, 2012 from the assets and entities that were contributed to us concurrent with the Offering, were attributed to Delek Logistics Partners, LP Predecessor (our “Predecessor”). Because many of these assets were historically a part of the integrated operations of Delek US, the Predecessor generally recognized the costs and most revenue associated with the gathering, pipeline, transportation, terminalling and storage services provided to Delek US on an intercompany basis or charged low or no throughput or storage fees for transportation.

Non-GAAP Disclosures

EBITDA and Distributable Cash Flow. Delek Logistics defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. Distributable cash flow is defined as EBITDA less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances.

EBITDA and distributable cash flow are non-U.S. GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Delek Logistics believes that the presentation of EBITDA and distributable cash flow provide useful information to investors in assessing our financial condition, our results of operations and cash flow our business is generating. EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other companies in our industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see the tables below for a reconciliation of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2013	2012	2013	2012
		Predecessor		Predecessor
Reconciliation of EBITDA to net income:
Net income	$11,755	$2,487	$23,960	$4,997
Add:
Income taxes	118	826	240	2,746
Depreciation and amortization	2,372	2,260	4,724	4,394
Interest expense, net	752	622	1,569	1,110
EBITDA	$14,997	$6,195	$30,493	$13,247

Reconciliation of EBITDA to net cash provided by (used in) operating activities:
Net cash provided by (used in) operating activities	$18,652	$(3,087)	$20,633	$3,449
Amortization of unfavorable contract liability to revenue	667	—	1,334	—
Amortization of deferred financing costs	(186)	(47)	(374)	(94)
Accretion of asset retirement obligations	(63)	(28)	(98)	(53)
Deferred taxes	16	1,742	17	8
Loss on asset disposals	—	5	—	—
Stock-based compensation expense	(112)	(37)	(112)	(53)
Changes in assets and liabilities	(4,847)	6,199	7,284	6,134
Income taxes	118	826	240	2,746
Interest expense, net	752	622	1,569	1,110
EBITDA	$14,997	$6,195	$30,493	$13,247

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$14,997		$30,493
Less: Cash interest, net	566		1,195
Less: Maintenance and Regulatory capital expenditures	859		1,792
Less: Capital improvement expenditures	194		537
Add: Reimbursement from Delek for capital expenditures	153		463
Less: Income tax expense	118		240
Add: Non-cash unit based compensation expense	107		107
Less: Amortization of deferred revenue	77		77
Less: Amortization of unfavorable contract liability	667		1,334
Distributable cash flow	$12,776		$25,888

Delek Logistics Partners, LP
Condensed Consolidated Balance Sheets
	June 30,	December 31,
	2013	2012
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$27,303	$23,452
Accounts receivable	38,009	27,725
Inventory	15,574	14,351
Deferred tax assets	14	14
Other current assets	283	169
Total current assets	81,183	65,711
Property, plant and equipment:
Property, plant and equipment	174,629	172,300
Less: accumulated depreciation	(22,947)	(18,790)
Property, plant and equipment, net	151,682	153,510
Goodwill	10,454	10,454
Intangible assets, net	11,913	12,430
Other non-current assets	3,590	3,664
Total assets	$258,822	$245,769
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$31,691	$21,849
Accounts payable to related parties	2,159	10,148
Fuel and other taxes payable	5,989	4,650
Accrued expenses and other current liabilities	5,323	3,615
Total current liabilities	45,162	40,262
Non-current liabilities:
Revolving credit facility	90,000	90,000
Asset retirement obligations	1,504	1,440
Deferred tax liability	—	17
Other non-current liabilities	8,574	9,625
Total non-current liabilities	100,078	101,082
Equity:
Common unitholders - public; 9,237,563 units issued and outstanding at June 30, 2013 (9,200,000 in 2012)	183,051	178,728
Common unitholders - Delek; 2,799,258 units issued and outstanding at June 30, 2013 (2,799,258 in 2012)	(126,095)	(127,129)
Subordinated unitholders - Delek; 11,999,258 units issued and outstanding at June 30, 2013 (11,999,258 in 2012)	57,306	52,875
General Partner unitholders - Delek; 489,766 units issued and outstanding at June 30, 2013 (489,766 in 2012)	(680)	(49)
Total equity	113,582	104,425
Total liabilities and equity	$258,822	$245,769

Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,

	2013	2012	2013	2012
		Predecessor		Predecessor
	(In thousands, except unit and per unit data)
Net sales	$230,141	$262,480	$441,036	$501,563
Operating costs and expenses:
Cost of goods sold	207,966	249,060	395,826	474,469
Operating expenses	6,067	4,884	11,929	9,094
General and administrative expenses	1,111	2,346	2,788	4,753
Depreciation and amortization	2,372	2,260	4,724	4,394
Gain on sale of assets	—	(5)	—	—
Total operating costs and expenses	217,516	258,545	415,267	492,710
Operating income	12,625	3,935	25,769	8,853
Interest expense, net	752	622	1,569	1,110
Income before income tax expense	11,873	3,313	24,200	7,743
Income tax expense	118	826	240	2,746
Net income	$11,755	$2,487	$23,960	$4,997

Less: General partner's interest in net income (2%)	235		479
Limited partners' interest in net income	$11,520		$23,481

Net income per limited partner unit:
Common units - (basic)	$0.48		$0.98
Common units - (diluted)	$0.47		$0.97
Subordinated units - Delek (basic and diluted)	$0.48		$0.98

Weighted average limited partner units outstanding:
Common units - basic	12,006,843		12,003,071
Common units - diluted	12,159,084		12,128,764
Subordinated units - Delek (basic and diluted)	11,999,258		11,999,258

Cash distribution per unit	$0.395		$0.780

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2013	2012
		Predecessor
Cash Flow Data
Cash flows provided by operating activities:	$20,633	$3,449
Cash flows used in investing activities:	(2,329)	(25,473)
Cash flows (used in) provided by financing activities:	(14,453)	22,674
Net increase in cash and cash equivalents	$3,851	$650

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Three Months Ended June 30, 2013
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$13,666	$216,475	$230,141
Operating costs and expenses:
Cost of goods sold	—	207,966	207,966
Operating expenses	4,727	1,340	6,067
Segment contribution margin	$8,939	$7,169	16,108
General and administrative expenses			1,111
Depreciation and amortization			2,372
Gain on disposal of assets			—
Operating income			$12,625
Total assets	$156,842	$101,980	$258,822

Capital spending
Maintenance capital spending	$184	$675	$859
Expansion capital spending	181	13	194
Total capital spending	$365	$688	$1,053

	Three Months Ended June 30, 2012 Predecessor
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$6,801	$255,679	$262,480
Operating costs and expenses:
Cost of goods sold	—	249,060	249,060
Operating expenses	3,815	1,069	4,884
Segment contribution margin	$2,986	$5,550	8,536
General and administrative expenses			2,346
Depreciation and amortization			2,260
Gain on disposal of assets			(5)
Operating income			$3,935
Total assets	$111,214	$125,592	$236,806

Capital spending
Maintenance capital spending	$160	$412	$572
Expansion capital spending	555	63	618
Total capital spending	$715	$475	$1,190

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Six Months Ended June 30, 2013
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$27,265	$413,771	$441,036
Operating costs and expenses:
Cost of goods sold	—	395,826	395,826
Operating expenses	9,348	2,581	11,929
Segment contribution margin	$17,917	$15,364	33,281
General and administrative expenses			2,788
Depreciation and amortization			4,724
Gain on disposal of assets			—
Operating income			$25,769
Total assets	$156,842	$101,980	$258,822

Capital spending
Maintenance capital spending	$974	$818	$1,792
Expansion capital spending	519	18	537
Total capital spending	$1,493	$836	$2,329

	Six Months Ended June 30, 2012 Predecessor
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$13,480	$488,083	$501,563
Operating costs and expenses:
Cost of goods sold	—	474,469	474,469
Operating expenses	7,093	2,001	9,094
Segment contribution margin	$6,387	$11,613	18,000
General and administrative expenses			4,753
Depreciation and amortization			4,394
Gain on disposal of assets			—
Operating income			$8,853
Total assets	$111,214	$125,592	$236,806

Capital spending
Maintenance capital spending	$160	$887	$1,047
Expansion capital spending	931	225	$1,156
Total capital spending	$1,091	$1,112	$2,203

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
		Predecessor		Predecessor
Throughputs (average bpd)
Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	49,270	43,533	47,155	48,251
Refined products pipelines to Enterprise Systems	47,315	43,817	45,348	45,320
SALA Gathering System	22,661	20,764	22,396	20,237
East Texas Crude Logistics System	11,468	53,402	31,198	51,895
Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	64,973	55,358	59,062	54,443
West Texas marketing throughputs (average bpd)	19,082	16,670	17,820	16,026
West Texas marketing margin per barrel	$2.20	$1.52	$2.82	$1.85
Bulk Biofuels	—	6,039	—	5,124
Terminalling throughputs (average bpd)	13,961	15,552	13,898	16,806

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